EXHIBIT (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to us in this Post-Effective Amendment No. 1 to Registration Statement on Form N-14 (File No. 333-157497) for HighMark Equity Income Fund, HighMark Geneva Growth Fund, HighMark NYSE Arca Tech 100 Index Fund and HighMark Wisconsin Tax-Exempt Fund under the headings “Information about the Reorganizations - Comparison of Service Providers” in the combined Prospectus/Proxy Statement and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

March  23, 2009